UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 18, 2013

KANDI TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People's Republic of China
Post Code 321016
(Address of principal executive offices)

(86-579) 8223-9700
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 18, 2013, Zhejiang Kandi Vehicles Co. Ltd. ("Kandi Vehicles"), a wholly owned subsidiary of Kandi Technologies Group, Inc. (the "Company") completed the acquisition of certain assets described below pursuant to an Assets Purchase Agreement (the "Agreement") between Kandi Vehicles and Zhejiang New Energy Vehicle System Co., Ltd., a limited liability company in China (the "Seller"), as previously disclosed on a Form 8-K filed by the Company on March 4, 2013. The titles and ownership of the acquired assets were transferred directly to Kandi Electric Vehicles (Changxing) Co., Ltd. ("Kandi Changxing"), a wholly owned subsidiary of Kandi Vehicles as the contribution of registered capital by Kandi Vehicles to Kandi Changxing, and Kandi Changxing received the updated business license issued by the State Administration of Industry and Commerce to reflect such capital contribution.

Under the terms of the Agreement, Kandi Vehicles purchased certain assets for the manufacture of electric vehicles, including a pressing assembly line, a welding assembly line, a coating assembly line, a general assembly line and related equipment, facilities, building and land use rights from the Seller for cash consideration of RMB 272,767,553 (approximately $43,296,437).

The foregoing description of the Agreement is qualified in its entirety by reference to the Assets Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2013 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b)(1) Pro forma financial information

The information required by Item 9.01(a) and (b) will be filed or furnished by amendment no later than 71calendar days after the date on which this Form 8-K is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2013

KANDI TECHNOLOGIES GROUP, INC.

By: /s/ Hu Xiaoming
Name:Hu Xiaoming
Title: President and CEO